UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 22, 2006

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA 19341

(Address of Principal Executive Offices including Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2006, ViroPharma Incorporated (the “Company”) entered into a definitive agreement (the “Real Estate Purchase Agreement”) to purchase its corporate headquarters building and associated land located in Exton, Pennsylvania (the “Property”) from its current landlord, LV Associates, L.P. (“Seller”) for aggregate cash consideration of $7.65 million dollars (the “Purchase Price”). The Purchase Price is being funded from the Company’s available cash.

The Real Estate Purchase Agreement has been approved by the board of directors of the Company. The transaction is subject to customary closing conditions including the Company’s completion of diligence related to the Property.

Upon closing of the transaction, the Company will terminate the existing lease which extended until 2017. The amount of rent payable under the existing lease approximates the Purchase Price.

The foregoing description of the Real Estate Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: December 29, 2006	By:	/s/ Thomas F. Doyle
Thomas F. Doyle
Vice President, General Counsel and Secretary